Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-1

(Form Type)

Intrusion Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
	Units (2), consisting of:
Equity	(i) Common stock, par value $0.01 per share or Pre-Funded Warrants to purchase common stock, included in the units (3)(4)(5)	Rule 457(o)	—	—	$9,500,000	0.0001102	$1,046.90
Equity	(ii) Warrants to purchase common stock, par value $0.01 per share, included in the units (3)	Rule 457(g)	—	—	—	—	—
Equity	Common stock, par value $0.01 per share, underlying the warrants included in the units (6)	Other	—	—	$10,450,000	0.0001102	$1,151.60
Equity	Common stock, par value $0.01 per share, underlying Pre-Funded Warrants to purchase common stock (4)(5)(7)	Other	—	—	—	—	—
Equity	Placement Agent’s Warrant to purchase common stock (8)	Rule 457(g)	—	—	—	—	—
Equity	Common stock issuable upon exercise of Placement Agent’s Warrant to purchase common stock (9)	Rule 457(g)	—	—	$1,187,500	0.0001102	130.86

		Total Offering Amounts/Net Fee Due			$21,137,500		$2,329.36
		Total Fees Previously Paid					$2,084.16
		Total Fee Offsets					$—
		Net Fee Due					$245.20

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Each unit consists of one share of common stock, par value $0.01 per share, and one warrant to purchase one share of common stock, par value $0.01 per share.

(3)	Included in the price of the units. No fee required pursuant to Rule 457(g) under the Securities Act.

(4)	The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants offered and sold in the offering, and the proposed maximum offering price of the Pre-Funded Warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock sold in the offering.

(5)	The registrant may issue Pre-Funded Warrants to purchase common stock in the offering. The purchase price of each Pre-Funded Warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the Pre-Funded Warrant will equal $0.001 per share (subject to adjustment as provided for therein).

(6)	The warrants are exercisable at a per share exercise price equal to 110% of the public offering price per unit. The proposed maximum aggregate public offering price of the shares of common stock issuable upon exercise of the warrants was calculated to be $10,450,000 (which is 110% of $9,500,000 since each investor will receive a warrant to purchase one share of common stock for each share of common stock purchased in this offering).

(7)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(8)	In accordance with Rule 457(g) under the Securities Act, because the common stock of the registrant underlying the Placement Agent’s Warrant is registered hereby, no separate registration fee is required with respect to the Placement Agent’s Warrant registered hereby.

(9)	The Placement Agent’s Warrants are exercisable at a per share exercise price equal to 125% of the public offering price per common stock. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Placement Agent’s warrants is $1,187,500 which is equal to 125% of $950,000 (5% of $9,500,000 of common stock sold in this offering and 5% of the common stock underlying the Pre-Funded Warrants and the Warrants).